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                                                                    EXHIBIT 16.1





March 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read "Change of Auditors" section of Form S-1 dated March 21, 2000, of Capstone Turbine Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       /s/ Ernst & Young LLP
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